UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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STEC, INC.
(Name of Registrant as Specified in Its Charter)

BALCH HILL PARTNERS, L.P.
BALCH HILL CAPITAL, LLC
SIMON J. MICHAEL
POTOMAC CAPITAL PARTNERS L.P.
POTOMAC CAPITAL MANAGEMENT, L.L.C.
POTOMAC CAPITAL PARTNERS II, L.P.
POTOMAC CAPITAL MANAGEMENT II, L.L.C.
POTOMAC CAPITAL PARTNERS III, L.P.
POTOMAC CAPITAL MANAGEMENT III
PAUL J. SOLIT
ERIC SINGER
ADAM LEVENTHAL
CLARK MASTERS

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Balch Hill Partners, L.P. (“Balch Hill”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of a slate of director nominees at the 2013 annual meeting of shareholders of STEC, Inc.

Item 1:  On June 20, 2013, Balch Hill delivered the following presentation to Institutional Shareholder Services Inc.:

Unlocking Value at sTec

June 20, 2013

BALCH HILL

About Balch Hill and Potomac Capital

- Founded by Simon J. Michael in 1998, Balch Hill Capital, LLC ("Balch Hill") is an investment adviser and is the General Partner of Balch Hill Partners, L.P., a hedge fund. Located in San Francisco, Balch Hill takes a contrarian approach to investing in high tech companies. Since inception, Balch Hill has generated cumulative returns of 325.44% versus 61.67% for the S&P 500 and 110.74% for the Nasdaq Composite.

- Founded in 1998, Potomac Capital Partners, LLC ("Potomac Capital") is a New York-based investment partnership that invests in deeply undervalued publicly-traded U.S. small-cap companies and technology companies. Potomac Capital works alongside management and company boards to identify and execute on opportunities to unlock value for the benefit of all shareholders. Potomac Capital, through its funds, has generated cumulative returns of 529.9% since inception.

- Balch Hill is the largest institutional investor in sTec, owning, together with Potomac Capital and the other participants in this solicitation, approximately 9.9% of the common stock outstanding of sTec.

- Balch Hill and Potomac Capital are committed to maximizing the value of sTec for **all** shareholders.

Why Change is Needed at sTec

- **The current Board has overseen the destruction of significant shareholder value.**
  - sTec's stock price has declined approximately 89% since August 2009.*
  - Revenues have declined 77% over the past two years.
  - sTec's market share has declined from an estimated 68.6% in 2009 to an estimated 3.3% in 2013, even as its principal market, the enterprise SSD market, grows strongly.
  - sTec has suffered over $20 million in operating losses in each of the last four fiscal quarters.
  - If the current rate of operating losses and cash burn persists, sTec will burn through all of its cash by mid-2014.
- **This election contest is about holding an insular Board and entrenched management accountable for this dismal performance.**
  - Current Board has failed to protect the Company from the fallout of the SEC investigation of the Founders for insider trading and the SEC action against Manouch Moshayedi for insider trading.
  - Current Board have kept the Moshayedi brothers at the helm despite poor performance and their questionable trading practices.
  - SEC complaint against Manouch Moshayedi for insider trading is troubling in itself, but also glaring evidence of a poor corporate governance culture.
  - Current Board has approved excessive executive compensation despite poor performance.
- **Our nominees are better and committed to representing the best interests of all sTec shareholders.**
  - All Balch Hill nominees are independent of Balch Hill and have the necessary business and financial experience to oversee a successful turnaround of sTec.
  - Balch Hill made good faith effort to settle proxy contest but Board would not engage in discussions.

BALCH HILL

* Based on a closing stock price of $3.44 per share as of June 17, 2013 compared to $31.00 per share, the sale price at which the Moshayedis sold $279 million worth of sTec stock in a secondary offering in August 2009.

Timeline


Early 2009 - sTec becomes SSD leader as Zeus-IOPS sales ramp.
August 2009 - Manouch and Mark Moshayedi sell $279 million of sTec stock at $31.00/share
Q1 2011 - Sales recover as inventory issues are worked through and new customers are added.
Q2 2011 – present: Sales decline almost every quarter for two years. At numerous points during decline, sTec management asserts they expect sales will ramp once new products are qualified at OEM's.
November 2012 - It becomes clear on sTec conference call that OEM sales are not picking up even after new products have been widely qualified at OEM's.
Balch Hill files initial Schedule 13D
November 2009 –Manouch Moshayedi alerts stockholders that largest customer's demand may not be as expected.
Class action lawsuits filed against sTec as a result of precipitous stock decline.
July 2011 – sTec receives "Wells Notice" stating that SEC is considering initiating a civil action against sTec and Mark and Manouch Moshayedi for violations of the antifraud and reporting provisions of the federal securities laws.
July 2012 - SEC formally charges Manouch Moshayedi with insider trading. Seeks disgorgement of Manouch and Mark profits on $279 million sale plus penalties.
September 2012 - Manouch Moshayedi resigns as Chairman and CEO, becomes "Founder" and remains on Board. Board selects Mark Moshayedi as interim CEO.

BALCH HILL

sTec Business Overview

- sTec became <u>the</u> early leader in Solid State Drives (SSDs) for the enterprise market after acquiring Gnutek, Ltd., a technology innovator in high performance SSDs, in October 2006.
- SSDs in the enterprise market can read/write data hundreds of times faster than Hard Disk Drives (HDDs – traditional spinning drives), but are 7 or 8 times more expensive per Gigabyte.
- The performance advantage of SSDs has caused very strong growth.



Solid State Drive (SSD)



Hard Disk Drive (HDD)

SSD Market Expected to Triple from 2011 - 2016



SSD Market Trends*
Enterprise SSD Market Revenue
Revenue ($M)
$6,000.00
$5,000.00
$4,000.00
$3,000.00
$2,000.00
$1,000.00
$0.00
2011
2012
2013
2014
2015
2016
Other
PCIe
SCSI
SATA
SAS
FC
27%
4%
21%
13%
4%
31%
External Storage
Internal Storage (3 or more drives)
Cloud (Direct or ODM Purchase)
Cache
Low End/Blade Server
Workstation
Market Direction:
Bulk of revenue is in SAS and PCIe.
SATA is expected to be steady revenue, cost driven and targeted for Cloud, blade and workstation segments
*Source: IDC
STEC, Inc. ©2013 All Rights Reserved.—Page 10
STEC
The SSD Company

Source: sTec Investor Presentation February 2013

BALCH HILL

Demand for Enterprise Storage SSDs is Incredibly Strong



Strong Growth in Enterprise Storage SSDs
($ in millions)
$3,500.0
$3,000.0
$2,500.0
$2,000.0
$1,500.0
$1,000.0
$500.0
$0.0
2010
2011
2012
2013E
2014E

Source: Stifel/Gartner estimates

BALCH HILL

sTec Understood the Growth Potential…

The Company confidently predicted dramatic growth for sTec on its February 14, 2011 earnings call:

- *"if you look at overall SSD or ZeusIOPS that we are shipping today, it ranges between 20,000 to 25,000 units per quarter. The discussions that we are having with all of our four or five customers together it seems that **in 2012** when we get MLC ZeusIOPS Gen 4 qualified at these customers **the numbers that we are talking about are in multiples of hundreds of thousands per quarter. So there could be a significant ramp**. Obviously, no one can verify those numbers at this point but the forecasts are -- that we are seeing in discussions with customers are extremely huge compared to what we are doing today."* – Manouch Moshayedi

- *"So I think ZeusIOPS and SSD as a whole have taken hold at customers. Every one of our customers are extremely excited about using SSDs in their systems and new systems are being designed whereby SSD is going to be a significant portion of the whole of the system. So **we are extremely encouraged and very excited about the fact that this SSD market is growing as fast as it is today**."* – Manouch Moshayedi

- *"So **we look forward to 2012 and we think that could be a huge hockey stick year** if all the discussions and forecasts by our customers come true."* – Manouch Moshayedi

The Board appears to have been very right about the market growth, but very wrong about sTec's participation in that market.

BALCH HILL

The Current Board Did Not See Crisis Coming

At the Company's conference call held on November 8, 2011, Manouch Moshayedi stated,

– *"Because we continue to invest heavily in our R&D and have plans to introduce new products that are faster, lower priced and more efficient, we expect to have a large market share as we move forward."*

Expected market share gains never happened. Instead, sTec suffered dramatic market share losses.



Zeus-IOPS as % of Enterprise Storage SSD
Market Share
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
2009
2010
2011
2012
2013 Q1

BALCH HILL

What Happened?

The current Board did not see the crisis coming and has overseen a dramatic deterioration in the Company's stock price and operating and financial performance, squandering sTec's early market lead, even as the SSD market grows strongly.

Significant Destruction of Shareholder Value

Since Manouch and Mark Moshayedi sold approximately $279 million of sTec stock in August 2009 at $31.00 per share, the stock has dropped 89%, to $3.44 on June 17, 2013, **resulting in the destruction of over $1.3 Billion.**



Daily (%Change) (Left) STEC - STEC INC Bar
(Left) $COMPX - NASDAQ Composite Bar
(Left) $SPX.X - S&P 500 Index Bar
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50
0
-50
STEC
S D M J S D M J S D M J S D M

sTec's stock price has materially underperformed the broader equity markets

BALCH HILL

Dismal Share Performance

sTec's stock price has also materially underperformed its peers

1 year vs. Peers



STEC US
FIO US
SNDK US
WDC US
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81.3504
-32.4465
-51.1331
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-60
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2012
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Feb
Mar
2013
Apr
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STEC US Equity (STEC Inc) Graph 315
Copyright© 2013 Bloomberg Finance L.P.
17-Jun-2013 11:13:56

Balch Hill

Dismal Share Performance



3 years vs. Peers
100
84.9472
80
60
40
24.3574
20
0
-20
-43.3333
-60
-72.8132
-80
STEC US
FIO US
SNDK US
WDC US
Jun
Sep
2010
Dec
Mar
Jun
2011
Sep
Dec
Mar
Jun
2012
Sep
Dec
Mar
2013
Jun
STEC US Equity (STEC Inc) Graph 315 Weekly 18JUN2010-17JUN2013
Copyright© 2013 Bloomberg Finance L.P.
17-Jun-2013 11:14:54

BALCH HILL

Dismal Share Performance



5 years vs. Peers
STEC US
FIO US
SNDK US
WDC US
300
250
200
188.1852
150
100
72.6279
50
0
-43.2083
-68.8578
-100
2008
2009
2010
2011
2012
2013
STEC US Equity (STEC Inc) Graph 315 Weekly 18JUN2008-17JUN2013
Copyright© 2013 Bloomberg Finance L.P.
17-Jun-2013 11:16:02

BALCH HILL

Plummeting Revenues

Total revenue for the three months ended March 31, 2013 are **down 56%** from the same period a year ago and **down 77%** from the same period two years ago, despite significant increases in R&D spending.



sTec Revenues
($ in thousands)
$
120,000
100,000
80,000
60,000
40,000
20,000
0
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12
Mar-13

BALCH HILL

Soaring R&D Expenses

sTec has spent over $66 million in R&D for the year ended December 31, 2012, an over 58% increase since fiscal 2009, and only reduced its R&D spend in a meaningful way after we filed our initial Schedule 13D in November 2012.


sTec R&D Expense
($ in thousands)
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12
Mar-13

BALCH HILL

"Life Threatening" Operating Performance

sTec has suffered **operating losses of over $103 million** for the year ended December 31, 2012, an over **510% decline in operating income** from the year earlier. Operating losses have continued in 2013, with the Company reporting an operating loss of over $25 million in the three months ended March 31, 2013.



STEC Operating Profit/Loss
($ in thousands)
GAAP
Non-GAAP
$40,000
$30,000
$20,000
$10,000
$0
$10,000
$20,000
$30,000
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12
Mar-13

BALCH HILL

A Once Strong Balance Sheet is Now in Serious Decline


sTec Cash and Liquid Assets
($ in thousands)
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12
Mar-13
Cash & Equivalents
Major Liquid Assets less Payables

*"**Our model forecasts cash/investments to decline from $2.84/share ending 1Q13 to $0.44/share exiting 2014, which we find to be an excessive and concerning level of cash burn**."* – Craig-Hallum, May 9, 2013

BALCH HILL

Abysmal Corporate Governance Culture

- Manouch Moshayedi remained Chairman and CEO while facing an SEC investigation for insider trading **and for two months <u>after</u> he was charged by the SEC with insider trading.**
- **The Nominating Committee chose to re-nominate him to the Board in 2013, even though the SEC's complaint for insider trading is still pending.**
- When Manouch stepped down as CEO, **the Board appointed Mark Moshayedi,** Manouch's brother, as the new CEO, notwithstanding that:
  - Mark was President and COO during the events in question (and <u>should have known the same negative information that Manouch knew prior to the launch of the secondary offering that is the subject of the SEC Complaint</u>);
  - Mark sold $134 million in stock alongside Manouch; and
  - Mark was investigated, though not charged, by the SEC for insider trading.
- **We believe Manouch's change in title to "Founder" is cosmetic.**
  - Manouch Moshayedi continued to receive the same salary and benefits following his resignation as Chairman and CEO in September 2012 until he reduced his salary to $1.00 in December 2012, after we filed our initial 13D.
- Management's newest director nominee, Alan E. Baratz, is **<u>not independent</u>** and appears to be another hand-picked nominee of the Moshayedis.

BALCH HILL

Excessive Executive Compensation

- Since 2009, Manouch Moshayedi has received **over $9.7 million** in total compensation and Mark Moshayedi has received **over $5.8 million**, despite the Company's declining financial and stock price performance.
- Manouch Moshayedi continued to receive the same salary and benefits after being charged by the SEC for insider trading in July 2012 and after stepping down as Chairman and CEO in September 2012 (**for a total of $2.1 million in fiscal 2012**), until both Mark and Manouch Moshayedi reduced their salaries to $1.00 in December 2012, shortly after the filing of our initial Schedule 13D.
- Though he reduced his salary to $1.00, Mark Moshayedi received in **May 2013 equity awards worth almost $1.5 million,** despite the Company's devastatingly poor performance– why?
  - Stock Options to buy 335,000 shares of common stock and
  - 100,000 RSUs

Excessive Executive Compensation

- Manouch Moshayedi, Mark Moshayedi, Raymond Cook (CFO) and Robert Saman (Chief Counsel) collectively are entitled **to receive approximately $4.5 million in largely cash benefits if they are terminated after a change of control.**
- In March 2013, Raymond Cook (CFO) and Robert Saman (Chief Counsel) were granted **very sizable retention bonuses (over 200% of base salary)** simply for remaining employed with the Company through September 2014, which is in addition to any severance payment they may receive upon a change in control. The retention bonuses are payable in 2 installments in December 2013 and September 2014.
  - Raymond Cook – retention bonus of $892,500,
  - Robert Saman – entitled to $765,000 in a retention bonus
- Raymond Cook and Robert Saman have also received **very substantial RSUs for 2012 and 2013**, despite the Company's devastatingly poor performance
  - Raymond Cook – received RSUs worth $522,200 in 2012 and $258,000 to date in 2013
  - Robert Saman – received RSUs worth $335,700 in 2012 and $344,000 to date in 2013

BALCH HILL

Manouch and Mark +$285 million vs. Shareholders -$1.3 billion

Manouch and Mark Moshayedi combined have received over **$285 million from sTec** since the beginning of 2009:

- Sale of stock in August 2009 = approximately $268 million in gross proceeds
- Total compensation = over $15.5 million
- **sTec leases two buildings owned by Mark, Manouch and their brother Mike** through an entity named MDC land corporation. sTec paid $1,057,000 in 2012 for rent, property taxes, and capital improvements. In prior years, the rent payable on these leases has been $672,000 per year.
- Mark and Manouch also receive auto allowances, life insurance paid for by company and matching 401k contributions which combined totaled $133,000 last year.

<u>Shareholders have lost $1.3 billion in market cap since August 2009</u>

- Shareholders continued to pay outrageous base salaries to Mark and Manouch until Balch Hill's involvement reduces salary to $1/annually.
- Shareholders will have to pay, <u>out-of-pocket</u>, **$15.2 million** to settle a federal class action involving the trading practices of Mark and Manouch, plus increased insurance premiums for many years to come, as a result of the $20 million insurers had to contribute to settle this federal class action.
- Shareholders have had to pay **$12.59 million** in legal fees for securities litigation and the SEC investigation involving the trading practices of Mark and Manouch.

The Rise and Fall(s) of sTec



STEC US
RISE TO SSD LEADER
THE FALL OF sTec PART 1
THE FALL OF sTec PART 2
250
200
150
100
50
0
-50
-69.667
-100
2008
2009
2010
2011
2012
2013
STEC US Equity (STEC Inc) Graph 315
Copyright© 2013 Bloomberg Finance L.P.
17-Jun-2013 11:22:00

BALCH HILL

The Rise: sTec Transforms to the Enterprise SSD leader

- October 2006 – sTec (then SimpleTech) acquires Gnutek, Ltd, a technology innovator in high performance SSDs.
- January 2007 – sTec begins shipping enterprise class SSD
- January 2008 – EMC selects Zeus-IOPS drives for deployment in Symmetrix enterprise storage systems.
- July 2009 – EMC signs $120 million supply agreement with sTec for SSDs
- September 2009 – JPMorgan writes – "*We are initiating coverage of STEC with an Overweight rating and Dec-10 price target of $50. We believe the company is the high-growth story in our coverage universe and technology in general. In our view, the key force is STEC's model transformation as* ***the first mover*** *in providing enterprise solid state drives (SSD) for storage and server applications.*"


Zeus-IOPS Revenues
($ in millions)
$ 70
60
50
40
30
20
10
0
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09

BALCH HILL

The Rise and Fall(s) of sTec



sTec's Flagship Product: Zeus-IOPS
Zeus-IOPS Revenues
Total Revenues
($ in thousands)
$120,000
100,000
80,000
60,000
40,000
20,000
0
Mar-08
Jul-08
Nov-08
Mar-09
Jul-09
Nov-09
Mar-10
Jul-10
Nov-10
Mar-11
Jul-11
Nov-11
Mar-12
Jul-12
Nov-12
Mar-13

The Rise: Zeus-IOPS Growth Drives Higher Profitability

- sTec enjoyed a virtual monopoly on enterprise SSD
- Zeus-IOPS (enterprise class SSD) revenues skyrocketed to $58 million in Q2 2009 from $12 million a year earlier.
- Zeus-IOPS drove Q2 2009 revenues to $86.3 million, up 53.7% from prior year period.
- Gross Margins in Q2 2009 were 50.0%, up from 32.3% in the prior year period.
- EPS had leaped to $.40 per share in Q2 2009 from $.03 in the prior year period.



Revenues
($ in thousands)
$ 400,000
300,000
200,000
100,000
0
2007
2008
2009



Operating Profits
($ in thousands)
$ 100,000
80,000
60,000
40,000
20,000
0
2007
2008
2009

BALCH HILL

Current Board Squanders sTec 2009 Golden Opportunity

- sTec was 2 years ahead of the competition in technology in 2009, and should have built long term relationships by walking the fine line of "pricing for value"
  - ***Instead, sTec charged high prices that we believe created an incentive for customers to "design out" sTec (i.e., to completely replace sTec as a supplier)***
- sTec should have raised capital for the Company to create a very strong balance sheet to prepare for inevitable competition from larger competitors.
  - ***Instead, sTec sold stock for insiders, only, in a $279 million, highly controversial transaction that is still haunting the Company.***
- sTec had great technology, but should have added other critical skills, such as strong customer support and reliable/accountable business practices.
  - ***Instead, we believe sTec came to be known as a strong tech company with poor business practices.***
- sTec should have invested wisely and efficiently in defending their technology lead and in addressing new technologies (particularly the emerging PCI Express standard).
  - ***Instead, we believe sTec ignored competitive threats (Fusion I/O, HGST, Samsung) until it was too late.***

BALCH HILL

Two Parts to sTec Fall



Part 1: Controversial Insider Stock Sale

Huge stock sale by Moshayedis at stock price of $31.00, rather than raising capital for the Company.

Three months later, stock plummets upon disclosure that a major customer's demand was less than expected.

Part 2: Massive Market Share Losses

Demand recovers after customer demand issue, but OEM customers flee sTec when alternatives become available in Q2 2011.

sTec's top 3 OEMs in Q1 2011 had revenues of $69 million. Same 3 customers are less than $11 million in Q1 2013, a decline of over 84%.

BALCH HILL

The Fall of sTec – Part 1: Controversial Insider Stock Sale

- According to the SEC's Complaint filed against Manouch Moshayedi for insider trading, the SEC alleges:
  - Manouch sought to take advantage of a dramatically upward trend in the stock price of sTec through a secondary offering;
  - The secondary offering was set to coincide with the release of sTec's financial results for the second quarter of 2009 and its revenue guidance for the third quarter;
  - In the days leading up to the secondary offering, **Manouch learned critical nonpublic information that was likely to have a detrimental impact on the stock price** (that the product demand of its largest customer (EMC) was less than expected and that EMC would never again enter into a similar supply agreement to its existing $120 million supply agreement);
  - **Manouch did not call off the offering** and abstain from selling his shares once he possessed the negative information unbeknownst to the investing public; and
  - Instead, **Manouch engaged in a fraudulent scheme** to hide the truth through a secret side deal (he arranged for EMC to take on additional inventory at a significant discount), and proceeded with the sale of 9 million shares from which he and his brother (Mark) reaped gross proceeds of approximately $134 million each.
- The SEC seeks a final judgment ordering Manouch to disgorge his profits **and the profits of his brother, Mark Moshayedi,** pay financial penalties, and be **permanently barred** from serving as an officer and director of any registered public company.

The Fall of sTec – Part 1: Controversial Insider Stock Sale

SEC Complaint Timeline



Daily (Standard*) (Left) STEC - STEC INC Bar
2009
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7/28/2009: SEC alleges Manouch learns largest customer's demand may not be as expected for 3Q. Manouch sends the following email: "I knew asking you guys for a favor would go nowhere so I am now back at paying for favors. What is your price for keeping inventory for a week or two?
8/3/2009: On Q2 earnings call, Manouch gives 3Q revenue guidance to meet analysts' estimates without disclosure of potential demand issue with largest customer.
8/5/2009: Manouch and Mark Moshayedi sell $279 million worth of stock at $31 per share.
11/03/2009: On Q3 earnings call, Manouch says "we have recently received indications... a major customer may carry inventory into 2010." - SEC alleges Manouch had exact numbers from the customer. Stock falls 39% in one day.
2/23/2010 – on Q4 earnings call, Manouch announces that largest customer will make NO purchases in first half of 2010. Stock declines 23% in one day.

BALCH HILL

Fallout from SEC Litigation is Still Happening

<u>SEC sought to add new and troubling facts to their Complaint in April 2013</u>

- SEC alleges "Moshayedi falsely claimed that he had 'no idea' how much inventory EMC had accumulated or expected to accumulate" on November 3, 2009.
- SEC alleges, in fact, Moshayedi had been informed that EMC sell through amounted "to only about $35 million of Zeus-IOPS products in the third quarter, and a meager approximate $5 million in the fourth quarter"
- This sell through was far short of the $55 million in Q3 2009 and $65 million in Q4 2009 that EMC took and was required to take under their contract with sTec.
- Thus, SEC alleges, "Moshayedi knew, or was reckless in not knowing, the falsity and misleading nature of these statements he made on November 3, 2009."

BALCH HILL

The Fall of sTec – Part 2: Massive Market Share Losses

Customer demand recovers after inventory issue, but OEM customers flee sTec when alternatives become available

- Q4 2009 revenues are $106 million, but decline 63% in Q1 2010 due to customer inventory issue.
- From Q1 2010 to Q1 2011, revenues climb back from $38 million to $95 million, as Zeus-IOPS still has virtually no competition.
- From Q1 2011 to Q1 2013, competitors finally provide alternatives, OEM customers flee sTec and total revenues decline by over 75%.
- **Revenues for sTec's top 3 OEMs in Q1 2011 were $69 million. Same 3 customers are less than $11 million in Q1 2013, a decline of over 84%.**


sTec Revenues
($ in thousands)
120,000
100,000
80,000
60,000
40,000
20,000
0
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12
Mar-13


Strong Growth in Enterprise Storage SSDs


STEC 2011 Top Customers
Revenues in 2012 vs. 2011
2011
2012

BALCH HILL

The Fall of sTec – Part 2: Massive Market Share Losses

- Zeus-IOPS as a percent of Enterprise Storage SSD market declined rapidly, from an estimated 68.6% in 2009 to an estimated 3.3% in 2013.
- If sTec had been able to hold onto even a 20% market share, Zeus-IOPS revenues for 2012 would have exceeded $300 million and would have enabled record total revenues for sTec.


Zeus-IOPS
Enterprise Storage SSD
($ in thousands)
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
2010
2011
2012


Zeus-IOPS as % of Enterprise Storage SSD
Market Share
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
2009
2010
2011
2012
2013 Q1

BALCH HILL

The Fall of sTec – Part 2: Massive Market Share Losses



STEC 2011 Top 3 Customers
Revenues in 2012 vs. 2011
Reveues (000)
$250,000
$200,000
$150,000
$100,000
$50,000
$0
2011
2012
EMC
IBM
Hitachi

BALCH HILL

Analyst Details Severe Revenue Declines by Key Customers

"It's clear that despite strong products, STEC's traditional OEM customers appear to be abandoning the company."
- March 14, 2013, Edward Parker, Lazard Capital Markets



STEC Revenue by Key Customer
($ in millions)
EMC
IBM
Hitachi
$70
$60
$50
$40
$30
$20
$10
$0
1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12

Source: Company Data and Stifel Estimates

BALCH HILL

Why Did OEM Customers Flee sTec?

Was the issue a static market? No. Market is Robust!

- August 3, 2010: Manouch states "*we believe that the adoption that is happening today in the market with the introduction of all of the data tiering softwares that are coming out, by mid-2011 the adoption should have increased to a point where* ***we shouldn't be really feeling the impact of having a second competitor into our accounts***."
- Stifel/Gartner estimate SSD's in enterprise storage grew from $398 Million in 2010, to $1.67 Billion in 2012.
- **Manouch appears to have been correct about adoption, though not about sTec's revenues.**



Strong Growth in Enterprise Storage SSDs
($ in millions)
$3,500.0
$3,000.0
$2,500.0
$2,000.0
$1,500.0
$1,000.0
$500.0
$0.0
2010
2011
2012
2013E
2014E

Source: Stifel/Gartner

BALCH HILL

Why Did OEM Customers Flee sTec?

Was sTec technology surpassed? No. Technology is still strong.

- March 15, 2013 (Richard Shannon, analyst, Craig-Hallum,) *"We are maintaining our Hold rating given our assumptions about the activists' success and* ***our continued belief in STEC's products/technology.*** *Our rating depends almost entirely on the activists' success and we would immediately review our rating if their efforts failed."*
- November 12, 2012 (Comments from Storage Review on sTec 840s, new flagship enterprise storage SSD)
  - "Pros
    - **Highest performance across a wide range of thread/queue levels in many of our mixed workloads**
    - Low max latency and great latency standard deviation in all workloads
    - Leverages in-house controller to drive SLC-like performance and endurance from MLC NAND
  - Cons
    - Not offered in density maximizing 9.5mm form-factor"

Why Did OEM Customers Flee sTec?

Was the issue scale? No. sTec performed worse than its similarly-sized competitors.



Revenues: STEC vs. FIO vs. OCZ
Millions
140
120
100
80
60
40
20
0
Sep-10
Nov-10
Jan-11
Mar-11
May-11
Jul-11
Sep-11
Nov-11
Jan-12
Mar-12
May-12
Jul-12
Sep-12
Nov-12
Jan-13
Mar-13
May-13
FIO
STEC
OCZ

- STEC's revenue performance has dramatically underperformed compared to stand alone SSD suppliers, particularly FIO
- STEC's revenue performance is even worse than OCZ, who is in the process of restating its revenues. (Note, OCZ quarters are off cycle, most recent data point is mid point of range given by OCZ in April announcement. Data from 3/1/11 to 11/1/12 not available due to ongoing restatement.)
- 2Q 2013 data based on company guidance.

BALCH HILL

Why Did OEM Customers Flee sTec?

We believe the SSD market is transitioning and scale matters, but it does not explain sTec's dramatic underperformance

- The two customers who hurt sTec the most were HGST and Samsung, two very large competitors of sTec.
- However, sTec still dramatically underperformed comparably-sized FIO and even OCZ.
- Scale is an issue, but does not explain sTec's dramatic underperformance.
- Increasing competition and very high early market share meant some share loss inevitable, but revenue collapse was not.
- In rapidly growing market, sTec should have been able to hold revenues flat or grow them, as sTec management originally projected.

Why Did OEM Customers Flee sTec?

- Customers sought to "design out" sTec (i.e., to completely replace sTec as a supplier) rather than to seek a second source supplier to create more competitive pricing
- We have extensively surveyed industry participants, and this is what we hear about sTec:
  - Founder management charged egregiously high prices when there was no competition.
  - Arrogant treatment of customers when sTec was the only game in town.
  - sTec was not accountable for functional and performance shortfalls that come with any high-tech product.
  - Founder stock sale debacle was symptomatic of leadership issues.
- **EMC, sTec's largest customer, has been ensnarled in the SEC's complaint against Manouch for insider trading. We wonder how other customers are willing to do business with sTec, while the Moshayedis remain in control, given the reputational harm EMC may have suffered as a result of the Moshayedis' legal issues.**

We Are Concerned With sTec's Strategy

sTec's Strategy to Replace Customers Rather than Management is a "Red Herring"

- The current Board realizes sTec has lost massive OEM market share. In response, the Board has developed a new sales strategy of direct-to-customer sales and channel sales. A strategy that is not working.
- **Sales to non-OEM customers from Q4 2012 to Q1 2013 declined from $13.8 million to $5.0 million.**
- sTec must put in place management that can succeed with still crucial OEM customers. Historically, OEM customers have been more than 80% of sTec SSD revenues.
- Instead, **sTec is going after their customer's customers** without primary attention to rebuilding its relationships with OEM customers
- Regardless of the sales strategy, the fundamental issue is management. Without meaningful change to the Board and management, sTec will fail to execute any sales strategy.

Pursuing a Strategy Previously Dismissed

"First of all, building a distribution channel is not something that can be done overnight. It takes months if not years to build a proper channel out there. But, at the end of the day, this is a product that has to get integrated into an OEM system…

…[a direct sales model] is very good if you are selling a system, a fully enclosed system, that you go sell it to an end-user, and they just plug it in and it all works. But if you have to sell a component that goes into another system, another OEM system, then it is pretty tough. ***It is good on a temporary basis, but not a long-term strategy****."* - Manouch Moshayedi, November 8, 2011

BALCH HILL

Our Nominees Have a Better Plan to Unlock Value at sTec

Addressing Potential Leadership Vacuum

- If Mark Moshayedi decides to step-down as CEO following the election of our Nominees, we have identified three highly qualified CEO candidates to serve on an interim basis until the Board selects a new CEO after a thorough search process. Each of these candidates would want to be considered on a full time basis as well.
- We believe there is a high interest level among qualified candidates to become CEO of sTec (sTec is viewed as having real value and potential if the Moshayedis step aside). We believe the Board could promptly identify a highly qualified interim CEO and then proceed on to a full time CEO search.
- We do not believe that the loss of Mark and Manouch would jeopardize the long term success of sTec. The Company is already in jeopardy. To do nothing and maintain the status quo will be detrimental for shareholders.

Hire Well-Qualified, Independent CEO

- Our nominees would push the Board to immediately engage in a thorough search for a new, **independent** CEO.
- We believe most customers simply will not reengage with sTec while Manouch and Mark are in control, or are perceived to be in control.
- Board must hold the Moshayedi brothers accountable for the Company's dismal performance and their abysmal corporate governance practices.
- Board desperately needs to find a new, highly qualified and independent CEO with significant industry experience and contacts to restore the Company's relationships with its OEM customers.

Mark Moshayedi was the Wrong Person to Replace Manouch

- Mark Moshayedi sold along side Manouch in the secondary offering that is the subject of the SEC enforcement action against Manouch for insider trading (over $134 million worth of sTec stock).
- Mark Moshayedi was President and COO during the events in question. **In these roles, he should have known the demand of sTec's largest customer (the subject of the SEC complaint).**
- The Company did not undertake <u>any</u> search process for a new CEO.
- Sales have continued to plummet under Mark's leadership and the Company continues to experience unsustainable operating losses.
- Mark, as interim CEO, is not "holding the company together" – he is merely a continuation of the failed Moshayedi leadership
- Concerns that the election of our Nominees will cause chaos are misplaced. **With <u>revenues down by over 75%</u>, chaos has already occurred, and Mark is part of that chaos.**
- The SEC is seeking disgorgement of Both Mark's and Manouch's profits - **$270 million plus penalties that could be much larger.** This threat dwarfs their current holdings in sTec stock – approximately **$20 million combined**. This creates a serious conflict of interest and neither brother should be CEO or on the Board.

Mark Moshayedi Admits His Role Is Temporary

Are you CEO or interim CEO of sTec?

"I am the interim CEO of the company." – Mark Moshayedi

When will you be replaced?

"There is a case against my brother who use to be CEO and due to some regulations that exist in the U.S., he could no longer be the CEO. ***I've replaced him for the time being until that case is settled with the SEC.****"* – Mark Moshayedi

Interview with Mark Moshayedi by
Jean-Jacques Maleval, StorageNewsletter.com,
January 8, 2013

Focus on sTec's Core Products

sTec's Technology Remains Outstanding!

- Our nominees would push the Board to refocus its efforts and resources on SAS SSD sales to large storage OEM customers.
- Company does have a broad, impressive product array: SAS, SATA, PCI Express, Caching software, but today's revenues have been completely dominated by SAS – Zeus-IOPS.
- Board must rapidly determine if SATA, PCI Express and software can ever justify additional R&D spend.
- Board may have to cut those products or mothball them, until the Company can produce growth in its core SAS SSDs for enterprise storage.

Reduce Costs and Closely Examine R&D Spending

- Cost structure is bloated. Our nominees would seek to rigorously reexamine all operating expenses to reduce costs.
- Our nominees would set performance benchmarks for R&D spending.
- R&D spending was $66 million in 2012 vs. $55 million in 2011, $44 million in 2010, and $28 million in 2009. Despite this spending, sTec has not seen a commensurate increase in revenues or profits.
- Current Board only reduced R&D spending after we filed our initial Schedule 13D.

BALCH HILL

Explore All Strategic Alternatives

Strategic Activity is <u>High</u> in the Solid State Storage Market

Date	Industry Incumbent	Target	Transaction
March 2013	Toshiba	Violin Memory	Partnership
March 2013	Western Digital	Skyera	Equity Investment- undisclosed sum
January 2013	Seagate	Virident	Equity Investment - $40M
November 2012	Network Appliance	Cache IQ	Acquisition for undisclosed sum
August 2012	IBM	Texas Memory Systems	Acquisition for $400 M (estimate)
June 2012	Hynix	Link A Media	Acquisition for $248 M
May 2012	EMC	XtremIO	Acquisition $430 M (estimate)
February 2012	SanDisk	FlashSoft	Acquisition for undisclosed sum
January 2012	Apple	Anobit	Acquisition for $390M (estimate)
October 2011	LSI	SandForce	Acquisition for $370M
May 2011	SanDisk	Pliant	Acquisition for $327M

Manouch and Mark Moshayedis have an obvious conflict of interest stemming from the SEC action against Manouch for insider trading that seeks the disgorgement of all profits from their sale of $279 million worth of sTec stock. They <u>cannot</u> be involved in any strategic negotiations.

BALCH HILL

Our Nominees Are Better

Comparison of Directors

Balch Hill Nominees		sTec Nominees	
Name	Experience	Name	Experience
Clark Masters	• Three decades of experience in the technology industry. • Prior public company board experience within the technology industry. • Currently, Senior VP, HANA Cloud Computing for SAP AG, a multinational software company. • Previously was President and Chairman of Sun Microsystems Federal Inc. and held several other executive positions with Sun Microsystems.	Manouch Moshayedi	• Currently under indictment for insider trading by the SEC. • Subject of numerous shareholder lawsuits and derivative actions, including a federal class action that sTec settled for over $35 million. • Not an independent director. • As CEO and Chairman of sTec, the stock has plummeted and the Company has recorded massive operating losses.
Adam Leventhal	• Significant flash memory experience. • Currently, CTO of Delphix Corp, a agile data management company. • Co-Inventor of Dtrace and founding engineer in Sun Microsystems' Fishworks group. • Recipient of the top prize for the 2005 WSJ Technology Innovation Awards program, the 2005 InfoWorld Innovator program, and the USENIX STUG award in 2008.	Mark Moshayedi	• Traded shares alongside Manouch Moshayedi in an offering that is the subject of an insider trading action by the SEC. • Was President and COO during the events in question. • Not an independent director. • As the current CEO of sTec, the stock has plummeted further and the Company has suffered further operating losses. • Subject of numerous shareholder lawsuits and derivative actions, including a federal class action that sTec settled for over $35 million.
Eric Singer	• Prior public company board experience within the semiconductor industry, including as the Chairman of the Board of Sigma Designs and on the Board of Zilog Corp. • Significant financial and investment experience. • Proven track record in overseeing effective cost-reduction efforts.	Matthew Witte	• Chair of sTec Nominating Committee since 2009, which failed to launch a proper CEO search after Manouch stepped down. • Renominated Manouch and Mark Moshayedi to the Board, even after the SEC charged Manouch for insider trading and the Company's deteriorating performance. • No technology or storage background.

BALCH HILL

Board Composition – Change is Necessary

- Given the poor track record of the current sTec Board, we could make a strong argument that a majority of the Board should be changed.
- Instead, we elected to nominate three directors (a minority) to preserve continuity and avoid a change in control. We believe three seats are necessary to enact enough change and oversight on a Board that has proven its inability to effectively represent the best interest of <u>all</u> shareholders.
- We have specifically targeted Manouch Moshayedi, Mark Moshayedi and Matthew Witte for the following reasons:
  - Manouch Moshayedi has been charged with insider trading by the SEC.
  - Mark Moshayedi has a significant cloud over him regarding his questionable trading practices and the continued underperformance of the Company under his leadership.
  - Matthew Witte has been the Chairman of the Nominating and Corporate Governance Committee since 2009, which failed to engaged in a proper CEO search after Manouch stepped down and has renominated both Manouch and Mark Moshayedi to the Board, despite their questionable trading practices, the SEC action against Manouch Moshayedi for insider trading, and the Company's deteriorating financial performance.

Our Nominees Have the Right Experience to Address sTec's Problems

Adam Leventhal:	✓ Product Development ✓ Operational Oversight ✓ Evaluating R&D Spending
Clark Masters:	✓ Restoring Credibility With Market ✓ Reengagement with OEM customers ✓ Overseeing Leadership Change
Eric Singer:	✓ Shareholder Accountability ✓ Overseeing In Depth Analysis on ROI ✓ Exploration of Strategic Alternatives

Adam Leventhal



- Age: 33
- Currently, CTO of Delphix Corp.
- Former Director of Systems Engineering at Delphix
- Lead Flash Engineer at Sun Microsystems and later at Oracle Corporation following its acquisition
- Founding Engineer in Sun's Fishworks group that designed and developed the ZFS Storage Appliance
- Co-Inventor of Dtrace
- Sits on Illumos Developer Council

Relevancy to sTec	
	• **Significant flash memory and storage expertise** • **Well respected in industry to restore relationships with OEM customers** • **Crucial understanding of product development and appropriate R&D spending**

"My years at Sun/Oracle gave me an in-depth understanding of enterprise-class SSD solutions. Combined with my extensive experience in product development, this will allow me to assist in the creation of a realistic R&D strategy at sTec focused on real customer solutions."

Clark Masters



- Age: 63
- Currently, Senior VP, HANA Cloud Computing for SAP AG
- Former President and CEO of Astute Networks
- Former President and Chairman of Sun Microsystems Federal Inc. and held several other executive positions with Sun Microsystems.
- Former director of SonicWall

Relevancy to sTec	• **30+ years of experience in the technology industry** • **Record of driving change and innovation** • **Experience overseeing leadership change** • **Strong corporate governance experience serving on prior public board**

"sTec needs to transition to mature, stable leadership that can build out all dimensions of a successful company, above and beyond good technology. I look forward to assisting in this transition with sTec, just as I assisted in driving change at SonicWall that produced growth and a successful sale of that Company."

BALCH HILL

Eric Singer



- Age: 39
- Currently, co-managing member of Potomac Management II and Potomac Management III
- Current Chairman of the Board of Sigma Designs
- Former Director of Zilog Corporation

Relevancy to sTec	
	• **18+ years of significant financial and investment experience** • **Proven track record of overseeing effective cost-cutting measures and judicially guarding shareholder capital** — Sigma: Returned company to profitability after 5 straight quarters of massive operating losses. Settled proxy contest with Sigma despite significant support from shareholders and ISS/Glass Lewis. — Zilog: Within 1 year of being on the board, returned company to positive EBITDA. • **Strong corporate governance experience serving on prior public boards**

"I will push for an honest assessment of how sTec is allocating its capital relative to ROI hurdles and hold management accountable to all stockholders for poor performance, with an unrelenting focus on maximizing shareholder value."

BALCH HILL

Appendix

- Analyst Commentary
- Additional Information on Peers

Analyst Commentary

- *"We expect that STEC will continue to operate much as it has in the past as Mark and Manouch are on the same strategic page and Manouch is remaining with the company. As opposed to an OCZ-situation, where the CEO resigns from all roles within the company, this is merely a rearranging at this point. We do not view this as a step towards a potential sale of the company. Should the company move beyond these "interim" appointments, we will reassess. "* - September 18, 2012, Richard Kugele, analyst, Needham'

- *"We think our revised outlook strongly reinforces the activist group's case, and we see it as likely they will win their vote at the annual meeting (likely to be in May). We are maintaining our Hold rating given our assumptions about the activists' success and our continued belief in STEC's products/technology. Our rating depends almost entirely on the activists' success and we would immediately review our rating if their efforts failed."* - March 15, 2013, Richard Shannon, analyst, Craig-Hallum.

- *"The irony here, of course, is that the Board and management team have proven wholly incompetent at creating long term value for its shareholders. The most recent earnings report and guide is simply further confirmation of the fact that this turnaround is not likely to work before most - if not all - of STEC's cash reserves are burned and the stock sees a significant readjustment in valuation as a result"* - March 28, 2013, Ashraf Eassa, Seeking Alpha

Analyst Commentary

- *"Balch Hill is right. STEC results have been dire; there is no immediate remedy at hand, and it was on existing management's watch that things fell apart ... the STEC chairman has so few good cards to play and is saying, in effect: "Trust us. (Whisper; we fouled up, but) we're best placed to repair things."* - March 26, 2013, Chris Mellor, The Register

- *"It's clear that despite strong products, STEC's traditional OEM customers appear to be abandoning the company. While management continues to discuss progress in diversifying its customer base, we find it difficult to not conclude that STEC faces a challenging uphill battle building out its direct enterprise business. We still see a strong technology story here, but struggle to see how or when it will be realized in the stock."* - March 14, 2013, Edward Parker, Lazard Capital Markets

- *"Strong products, but weak business. What is concerning to us is that despite a preponderance of evidence that suggests that STEC's products are differentiated in terms of cost and pricing power, the company continues to lose business at an alarming rate. While building new routes to market takes investment and time, SSD is one of the highest growth trends in IT. As such, STEC should be levered closely to these trends given an impressive product portfolio."* - March 14, 2013, Edward Parker, Lazard Capital Markets

Who are sTec's Best Peers?

Fusion-IO, Inc. (NYSE:FIO)

$1.34 billion market cap / $433 million trailing 12 month revenues

Revenue predominantly from solid state storage and software

Leading provider of PCIe based solid state storage solutions, just as sTec was once leader in SAS based solid state storage

Performance driven heavily by enterprise demand for solid state storage

Western Digital Corp. (NYSE:WDC)

$15.1 billion market cap / $16.4 billion trailing 12 month revenues

Revenues predominantly from hard disk drives and solid state drives for enterprise and end user clients

Replaced sTec as the dominant supplier of SAS based SSD's

Performance heavily driven by overall demand for storage

SanDisk Corporation (NASDAQ:SNDK)

$14.3 billion market cap. / $5.2 billion trailing 12 month revenues

Revenues mainly derived from flash based storage solutions including solid state drives

Second highest share of SAS based solid state drives behind Western Digital

Performance heavily driven by overall demand for flash based storage broadly (not just solid state drives)

Who are sTec's Best Peers?

<u>OCZ IS NOT A GOOD PERFORMANCE PEER FOR STEC</u>

OCZ ***would*** be a good comparable but in late 2012 the Company disclosed that they had discovered accounting irregularities that have caused the restatement of multiple quarters. This restatement is still not complete.

Notably, upon discovery of these accounting irregularities, the board replaced the CEO (and did not nominate his brother to replace him).

sTec's Peers

Company	Description
Fusion I/O	Best comparable because of similar scale and addresses the enterprise SSD server and storage market.
Western Digital	Good comparable because owns Hitachi GST, which is a leading supplier of SAS SSDs, although HDDs are a much bigger driver of company's overall performance.
SanDisk	Good comparable because acquired Pliant, a competitor to sTec. Business is exclusively solid state storage, although SSDs are only 10% of revenues, with revenue from enterprise end users comprising half of those revenues.
OCZ	Although similarly sized and purely in the SSD market, not chosen because undergoing accounting restatement issues, and its board has replaced the CEO.
Intel	Not chosen because corporate performance is heavily driven by other businesses.
Micron	Not chosen because corporate performance is heavily driven by other businesses.
Seagate	Not chosen because corporate performance is heavily driven by other businesses.
Toshiba	Not chosen because corporate performance is heavily driven by other businesses.
Samsung	Not chosen because corporate performance is heavily driven by other businesses.
SMART Modular	Although similarly sized, not chosen because a private company.
LSI	Not chosen because supplies only controllers rather than full SSD. Performance is also heavily driven by other businesses

BALCH HILL